EXHIBIT 32

 CERTIFICATIONS

                In connection with the Quarterly Report of Mascota Resources Corp. (the “Company”) on Form 10-Q for the period ending May 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), Mark Rodenbeck, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)                The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

July 3, 2019                                                                         By: /s/ Mark Rodenbeck
                                                                                                    Mark Rodenbeck
                                                                                                    Principal Executive and Financial Officer

EXHIBIT 32

In connection with the Quarterly Report of Mascota Resources Corp. (the “Company”) on Form 10-Q for the period ending May 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), Mark Rodenbeck, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

July __, 2019    By:_____________________________________
                Mark Rodenbeck
                Principal Executive and Financial Officer